Exhibit 99.1

TEXAS PACIFIC LAND TRUST

1700 Pacific Avenue

Suite 2770

Dallas, Texas 75201

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TRUSTEES:		OFFICERS:
MAURICE MEYER III	Telephone (214) 969-5530	TYLER GLOVER
JOHN R. NORRIS III		ROBERT J. PACKER
DAVID E. BARRY

Texas Pacific Land Trust Announces Formation of Water Resources Company

DALLAS, TX (June 8, 2017) – Texas Pacific Land Trust (NYSE: TPL) (the “Trust”) today announced the formation of Texas Pacific Water Resources, LLC (“TPWR”). TPWR, a single-member LLC and wholly owned subsidiary of the Trust, will focus on providing a full-service water offering to operators in the Permian Basin. TPWR seeks to develop with operators integrated water servicing agreements to include brackish water sourcing, produced water gathering/treatment/recycling, infrastructure development/construction, disposal, water tracking, analytical and well testing services. TPWR is committed to sustainable water development with significant focus on the large-scale implementation of recycled water operations.

Leading TPWR’s operations will be Robert A. Crain. Mr. Crain comes to TPWR from EOG Resources where he led the development of EOG’s water resource programs across multiple divisions including the Eagle Ford and Permian basins.  Mr. Crain and his team bring a wealth of water resource development experience including large scale brackish water development as well as extensive water recycling treatment experience.

Texas Pacific Land Trust is not a REIT.

This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Trust's future operations and prospects, the markets for real estate in the areas in which the Trust owns real estate, applicable zoning regulations, the markets for oil and gas, production limits on prorated oil and gas wells authorized by the Railroad Commission of Texas, expected competitions, management's intent, beliefs or current expectations with respect to the Trust's future financial performance and other matters. We assume no responsibility to update any such forward-looking statements.